AMENDED AND RESTATED PROMISSORY NOTE
(Note 2 of 2)

$1,300,000.00 **December 17, 2020**

FOR VALUE RECEIVED, the undersigned, **COUNTRYSIDE MHP LLC**, a South Carolina limited liability company (hereinafter referred to as the "**Borrower**"), promises to pay to the order of **J & A REAL ESTATE, LLC**, a South Carolina limited liability company (hereinafter, together with any holder of this Note, the "**Lender**"), at its offices located at 700 South Market Street, Lancaster, South Carolina 29720, or at such other address as Lender may from time to time designate in writing, the principal sum of **ONE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,300,000.00)** (the "**Loan**") in lawful money of the United States of America, together with interest thereon, under the terms and conditions of this Promissory Note (this "**Note**").

1. **Interest Rate**. The unpaid principal balance of this Note shall bear interest at the fixed rate of five and one-half percent (5.5%) per annum (the "**Fixed Rate**"); provided, however, under no circumstances will the interest rate of this Note be more than the maximum rate of interest allowed by applicable law.

2. **Repayment Terms**.

(a) Monthly payments as provided herein shall be due and payable on the 20th day of each month. The entire outstanding unpaid principal amount of this Note, together with all accrued unpaid interest thereon, shall be due and payable in full on March 20, 2050 (the "**Maturity Date**").

(b) Payments for the initial twelve (12) months of the term of the Loan (as calculated from the date of the Original Note, as defined below) shall be interest-only in the amount of **$5,958.00** per month in consecutive monthly installments.

(c) Thereafter, payments of principal and interest, in the amount of **$7,454.00** per month, shall be due and payable based upon a thirty (30) year amortization (as calculated from the date of the Original Note, as defined below), in consecutive monthly installments until the Maturity Date, on which date all outstanding principal and accrued interest shall be due and payable in full.

(d) Whenever any payment is stated to be due on a day which is not a business day, such payment will be made on the next following business day and such extension of time will be included in computing interest or fees, if any, in connection with such payment.

3. **Manner and Application of Payments**. All payments shall be applied (i) first to the payment of any late fees and delinquent interest on the outstanding principal balance; (ii) next to the payment of interest then due and payable on the outstanding principal balance; and (iii) the remainder to the reduction of outstanding principal; or in such other order as Lender may determine in its sole discretion. The principal and interest shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment.

4. **Calculation of Interest Rates**. All interest payable herein shall be calculated on the basis of a 365-day or 366-day year (as appropriate) for the actual number of days the principal is outstanding during each interest period. For purposes of this Note, "**Prime Rate**" shall mean, on any day, the U.S. Prime Rate as measured and reported by The Wall Street Journal and in effect on such day.

5. **Prepayment**. Except as otherwise expressly provided hereinbelow, Borrower may prepay this Note and the Loan, in whole or in part, at any time without penalty. In the event of any prepayment of the Loan in whole or in part during the period commencing on the date of this Note and expiring on the fifth (5th) anniversary of the date of this Note (the "**Prepayment Period**"), Borrower agrees to pay to Lender on the date of such prepayment a fee (the "**Prepayment Fee**") equal to the product of four percent (4%) multiplied by the principal amount being prepaid. Borrower acknowledges that the Prepayment Fee represents a reasonable and fair estimate for the loss that Lender may sustain from the prepayment of the Loan.

6. **Late Charge**. Borrower shall pay a late charge equal to five percent (5%) of any payment not received by Lender within fifteen (15) days after the due date thereof. Collection or acceptance by Lender of such late charge shall not constitute a waiver of any remedies of Lender provided herein. The five percent (5%) late charge will not apply to the payment due on the Maturity Date.

7. **No Mortgage**. This Note shall not be secured by any existing or future mortgage upon any real property owned by Borrower.

8. **Default and Acceleration**. For purposes hereof, an "**Event of Default**" shall mean (i) Borrower shall be in default in the payment of any principal, interest or other amount due under this Note and such default shall not be cured within five (5) days after written notice from Lender; or (ii) Borrower shall be in default in the performance of any non-monetary obligation herein and such default shall not be cured within thirty (30) days after written notice from Lender. Upon the occurrence of an Event of Default, Lender shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note or at law or in equity. All of the rights, remedies, powers and privileges of Lender provided for in this Note are cumulative of each other and of any and all other such rights at law or in equity. Upon the occurrence of an Event of Default, Borrower agrees to pay interest to Lender at a rate equal to the Prime Rate plus the Fixed Rate (the "**Default Rate**"), as set forth herein, on the aggregate indebtedness represented hereby, including accrued interest, until such aggregate indebtedness is paid in full. Borrower will also pay to Lender, in addition to the amount due, all costs of collecting, securing or attempting to collect or secure this Note, including without limitation, court costs and reasonable attorneys' fees based on actual time incurred at the attorneys' customary hourly rates, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

9. **Usury**. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event such payment is inadvertently paid by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal, unless Borrower elects to have such excess sum refunded to it forthwith. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly, interest in excess of that which may be legally paid by Borrower under applicable law.

10. **Powers and Rights Not Waived**. Lender shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Lender.

11. **Remedies Not Exclusive**. All rights and remedies of Lender under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently.

12. **No Defenses or Setoffs.** Borrower agrees that as of the date hereof there are no defenses, equities or setoffs with respect to the obligations set forth herein.

13. **Benefit.** The obligations of Borrower hereunder shall be binding upon and enforceable against Borrower, and its successors and assigns.

14. **Governing Law.** This Note shall be governed by, and construed in accordance with, the laws of the State of South Carolina. Any legal action with respect to the indebtedness evidenced by this Note may be brought in the courts of the State of South Carolina or in the appropriate United States District Court situated in South Carolina, and Borrower hereby accepts and unconditionally submits to the jurisdiction of such courts. Borrower hereby waives any objection to the laying of venue based on the grounds of forum non conveniens with respect thereto.

15. **General Provisions.** Time is of the essence with respect to Borrower's obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (e) waive the benefit of all homestead and similar exemptions as to this Note; (f) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (i) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it.

16. **Commercial Purpose.** Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial

purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

17. <u>WAIVER OF TRIAL BY JURY</u>. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF ANY SUCH RIGHT TO A TRIAL BY JURY, AND NEITHER WILL AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS NOTE.

18. <u>Amendment and Restatement</u>. This Note amends, restates, and supersedes that certain Promissory Note dated March 12, 2020 made by Borrower payable to the order of Lender in the original principal amount of $3,000,000.00 (the "**Original Note**") with respect to a portion of the original indebtedness described in the Original Note. This Note is not intended to, and will not, effect a novation, substitution, or extinguishment of the Original Note; provided, however, this Note shall not be secured by any mortgage. This Note is being executed concurrently with a separate Amended and Restated Promissory Note by Borrower payable to the order of Lender in the original principal amount of $1,700,000.00, which also amends and restates the Original Note with respect to a portion of the original indebtedness described in the Original Note.

[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.

BORROWER:

COUNTRYSIDE MHP LLC,
a South Carolina limited liability company

By: Manufactured Housing Properties Inc.,
its Sole Member

By:_______________________________(SEAL)
Name: Michael Z. Anise
Title: President